EXHIBIT 23.1

Certified Public Accountants

and Consultants

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-63699, No. 333-89551, No. 333-89505, No. 333-35996, No. 333-125881 and No. 333-188512) and Form S-3 (No. 333-30497, No. 333-60877 and No. 333-156944) of C&F Financial Corporation of our report dated March 27, 2013, relating to our audits of the consolidated financial statements of Central Virginia Bankshares, Inc. and Subsidiary, as of and for the year ended December 31, 2012 and 2011, which appears in Exhibit 99.1 of this Form 8-K/A.

/s/ Yount, Hyde and Barbour, P.C.

Winchester, Virginia

December 16, 2013